Randall C. Stuewe, Chairman and CEO Patrick C. Lynch, EVP Chief Administrative Officer Melissa A. Gaither, VP IR and Global Communications Fourth Quarter 2016 Earnings Conference Call March 1, 2017 Exhibit 99.2

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc., including its Diamond Green Diesel joint venture, and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “assumption,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer- sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Safe Harbor Statement

3 $50 $60 $70 $80 $90 $100 $110 $120 $130 Quarterly Adjusted EBITDA 4Q15 1Q16 2Q16 3Q16 4Q16 $102.7 $124.0 $106.2 Gross Profit and Margin $140 $150 $160 $170 $180 $190 $200 $210 4Q15 1Q16 2Q16 3Q16 4Q16 Gross Profit 21.4% 22.2% $ 2 0 0. 2 $ 1 8 2 .7 22.8% $ 1 8 0. 7 $ 1 9 2. 8 21.7% % Gross Margin $ 1 7 9. 8 4Q 2016 Overview $ in millions $ in millions $ in millions Strong Free Cash Flow Generations Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 17) $102.7 $106.2 $112.8 $67.7 $58.8 $75.3 $35.0 $47.4 $37.5 $0 $20 $40 $60 $80 $100 $120 4Q 2015 3Q 2016 4Q 2016 Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA after Capex) $98.9 $112.8 23.2% • Net income - $40.5 million • Net sales - $887.3 million • EPS at $0.25 per diluted share • Adjusted EBITDA - $112.8 million • DGD joint venture EBITDA - $36.7 million (Darling’s share) Fourth Quarter Earnings Summary

4 2016 Overview • Net income of $102.3 million, or $0.62 per GAAP diluted share • Revenue of $3.398 billion • Adjusted EBITDA of $441.9 million • DGD joint venture EBITDA - $87.2 million (Darling’s share) Key Deliverables in 2016 • Reduced debt by $169.7 million • Improved leverage ratio from 4.32 to 3.69 • Improved Working Capital by $31.8 million • Lowered SG&A by $8.6 million • Deployed $243.5 million in capex • Bought back $5.0 million of stock in fiscal 2016 • Amended and extended credit agreement • Commissioned 4 new factories US$ (millions) except per share price Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Revenue 809.7$ 3,397.4$ 779.6$ 877.3$ 853.9$ 887.3$ 3,398.1$ Gross Margin 179.8 743.4 180.7 200.2 182.7 192.8 756.4 Gross Margin % 22.2% 21.9% 23.2% 22.8% 21.4% 21.7% 22.3% Operating Income 32.7 142.6 26.7 54.5 35.5 35.4 152.1 EBITDA(1) 102.7 412.5 98.9 124.0 106.2 112.8 441.9 EBITDA Margin % 12.7% 12.1% 12.7% 14.1% 12.4% 12.7% 13.0% Net income attributable to Darling 84.4$ 78.5$ 1.1$ 32.0$ 28.7$ 40.5$ 102.3$ Earnings per share (fully diluted) 0.52$ 0.48$ 0.01$ 0.19$ 0.17$ 0.25$ 0.62$ (1) Does not inlcude Unconsolidated Subsidiaries EBITDA. Consolidated Earnings

Key Drivers– Q4/YTD 2016 5 Non-GAAP EBITDA Margin Feed Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q3-2016 to Q4-2016 (millions) Feed Segment $73.9$74.3 $26.0 $78.9 0 20 40 60 80 100 EBITDA Q3 16 ($15.6) VolumesPrice / Yield ($11.5) ($3.5) Cost of Sales Other FX Impact Adjusted EBITDA ($0.4) EBITDA Q4 16 • Global raw material volumes continued strong - up 7% year over year • Global fat prices steady with strong global demand driven by biofuels • Protein markets marginally softer in Q4 vs. Q3 • USA rendering impacted by weak MBM pricing in Q4 but nice recovery in early Q1 2017 • Two new USA rendering plants fully on line in Q4 and contributing as predicted • Wet pet food plants on plan during Q4 • Overall nice momentum going into 2017 11.5% 12.2% 15.4% 14.8% 13.7% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 US$ and metric tons (millions) Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Revenue $472.2 $2,074.3 $476.2 $543.0 $531.4 $538.5 $2,089.1 Gross Margin 96.7 460.9 103.5 126.8 117.8 116.2 464.3 Gross Margin % 20. % 22.2% 21.7% 23.4% 22.2% 21.6% 22.2% Operating Income 10.1 116.5 13.9 41.4 35.2 25.3 115.8 EBITDA (1) $54.4 $282.3 $58.3 $83.5 $78.9 $73.9 $294.6 Raw Material Processed (million metric tons) 1.89 7.45 1.97 1.97 1.97 2.06 7.97 (1) Does not include U consoli ated Subsidiaries EBITDA.

Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Food Key Drivers– Q4/YTD 2016 • Rousselot recovered in Q4 from Q3 with solid performance in China • Rousselot consistent year over year • Sonac edible fats volumes softer but margins consistent • CTH casings business delivering consistent performance on growing supply source and improved supply chain 6 EBITDA Bridge Q3-2016 to Q4-2016 (millions) Food Segment $30.0 $30.7 $8.1 $25.3 $16.0 0 10 20 30 40 50 Cost of Sales ($1.8) Volumes Other ($16.9) FX Impact ($0.7) Adjusted EBITDA EBITDA Q4 16 EBITDA Q3 16 Price / Yield 14.4% 15.6% 13.7% 9.7% 10.7% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 US$ and metric tons (millions) Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Revenue $272.1 $1,094.9 $247.9 $272.1 $262.0 $279.9 $1,061.9 Gross Margin 62.9 231.4 62.3 57.8 50.7 56.7 227.5 Gross Margin % 23.1% 21.1% 25.1% 21.3% 19.3% 20.3% 21.4% Operating Income 23.3 61.2 21.9 19.7 7.9 11.7 61.2 EBITDA $39.1 $128.1 $38.6 $37.4 $25.3 $30.0 $131.3 Raw Material Proce sed (million metric tons) 0.26 1.07 0.27 0.27 0.26 0.28 1.08

Key Drivers– Q4/YTD 2016 • Consistent and improving segment performance year over year • Rendac performance improved aided by strong volumes in Q4 and year end tariff recovery • Segment includes final settlement of $3.1 million on business interruption claim for the bio-phosphate plant fire in Dec. 2015 • Canadian biodiesel improved year over year Non-GAAP EBITDA Margin Fuel 7 Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q3-2016 to Q4-2016 (millions) Adjusted EBITDA Margins for normalized blenders tax credit in Pro forma EBITDA and in Revenues for 2015 would represent: 23.3% Q4 15 Fuel Segment $18.0 $18.4 $4.2 $12.9 $5.5 0 5 10 15 20 25 ($3.6) VolumesPrice / Yield EBITDA Q3 16 ($0.4) EBITDA Q4 16 FX ImpactAdjusted EBITDA Other ($0.6) Cost of Sales 29.4% 23.4% 22.2% 21.4% 26.2% 0% 5% 10% 15% 20% 25% 30% 35% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 US$ and metric tons (millions) Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Revenue $65.4 $228.2 $55.6 $62.3 $60.4 $68.8 $247.1 Gross Margin 20.2 51.1 14.9 15.6 14.2 19.9 64.6 Gross Margin % 30.9% 22.4% 26.8% 25.0% 23.5% 28.9% 26.1% Operating Income 12.5 17.2 6.1 6.6 6.0 10.5 29.2 EBITDA (1) $19.2 $43.9 $13.0 $13.8 $12.9 $18.0 $57.7 Raw Material Processed * (million metric tons) 0.31 1.17 0.28 0.30 0.29 0.31 1.18 (1) Does not include DGD EBITDA. * Excludes raw material processed at the DGD joint venture.

 DGD continues to deliver strong earnings  Issued partner dividend of $25 million each in February 2017  Q4 2016 EBITDA: $73.4 million entity level or $36.7 million Darling’s share  Current total debt in JV stands at $70.8 million. Total cash of $166.9 million at the end of December 2016.  Final engineering phase progressing on major expansion announced in April increasing output from 160 million gallons annually to 275 million gallons. Total cost estimated at $190 million with construction and commissioning expected to be completed in Q2-2018 8 US$ (millions) Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 EBITDA (Darling's share) $86.6 $88.5 $9.6 $18.3 $22.5 $36.7 $87.2 Gallons Produced 37.9 158.8 28.5 43.8 43.8 42.0 158.1 Gallons Sold/Shipped 37.5 156.6 29.1 42.7 42.5 46.6 160.9 Diamond Green Diesel (50% Joint Venture) Diamond Green Diesel (DGD) – 50/50 JV with Valero

Balance Sheet Highlights Leverage Ratios 9 December 31, 2016 Actual Credit Agreement Total Debt to EBITDA: 3.69 5.50 Debt Summary (US$, in thousands) December 31, 2016 January 2, 2016 Cash (includes restricted cash of $293K) 114,857$ 157,215$ Accounts receivable 388,397 371,392 Total Inventories 330,815 344,583 Net working capital 441,451 490,120 Net property, plant and equipment 1,515,575 1,508,167 Total assets 4,698,017$ 4,760,619$ Total debt 1,750,943$ 1,931,017$ Shareholders' equity 2,076,222$ 1,974,610$ (US$, in thousands) December 31, 2016 January 2, 2016 Amended Credit Agreement Revolving Credit Facility 5,280$ 9,358$ Term Loan A 119,020 275,629 Term Loan B 577,2 2 581,726 5.375% Senior Notes due 2022 492,333 491,048 4.750% Euro Senior Notes due 2022 534,884 550,207 Other Notes and Obligations 22,224 23,049 Total Debt: 1,750,9 3$ 1,931,017$ Balance Sheet Highlights and Debt Summary

Appendix – Additional Information

Feed Segment - Historical

11

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016
Revenue (A)	$586.1	$622.1	$607.3	$606.0	$2,421.5	$547.5	$529.4	$525.2	$472.2	$2,074.3	$476.2	$543.0	$531.4	**$538.5**	$2,089.1
Gross Margin (1)	142.5	165.4	132.5	132.5	572.9	123.5	124.5	116.2	96.7	460.9	103.5	126.8	117.8	**116.2**	464.3
Gross Margin % (1)	24.3%	26.6%	21.8%	21.9%	23.7%	22.6%	23.5%	22.1%	20.5%	22.2%	21.7%	23.4%	22.2%	**21.6%**	22.2%
Operating Income (2)	37.5	74.7	46.4	33.6	192.2	35.4	35.4	35.6	10.1	116.5	13.9	41.4	35.2	**25.3**	115.8
Adjusted Operating Income (1)	52.3	76.2	46.4	33.6	208.5	35.4	35.4	35.6	10.1	116.5	13.9	41.4	35.2	**25.3**	115.8
EBITDA (2)	76.1	114.6	84.2	76.4	351.3	75.5	75.9	76.5	54.4	282.3	58.3	83.5	78.9	**73.9**	294.6
Adjusted EBITDA (1)	$90.9	$116.1	$84.2	$76.4	$367.6	$75.5	$75.9	$76.5	$54.4	$282.3	$58.3	$83.5	$78.9	**$73.9**	$294.6
Adjusted EBITDA/Revenue	15.5%	18.7%	13.9%	12.6%	15.2%	13.8%	14.3%	14.6%	11.5%	13.6%	12.2%	15.4%	14.8%	**13.7%**	14.1%
Raw Material Processed (3) (millions of metric tons)	1.73	1.73	1.73	1.92	7.11	1.87	1.83	1.86	1.89	7.45	1.97	1.97	1.97	**2.06**	7.97

(1) Has impact of inventory step-up in 1st and 2nd quarter of 2014.
(2) Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014.
(3) Raw material process volumes in 2014 have been adjusted to include additional blending materials.

(A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014.








DARLING INGREDIENTS

Feed Ingredients Segment

12

Change in Net Sales – Three Months Ended (Sequential 3Q16 over 4Q16)

Change in Net Sales - 3Q16 to 4Q16	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended October 1, 2016	**$ 145.3**	**$ 205.4**	**$ 63.0**	**$ 413.7**	**$ 41.4**	**$ 53.8**	**$ 22.5**	**$ 531.4**
Changes:								
Increase/(Decrease) in sales volumes	10.4	8.2	-	18.6	(1.6)	(1.5)	-	15.5
Increase/(Decrease) in finished product prices	(3.4)	(18.0)	-	(21.4)	8.0	3.4	-	(10.0)
Decrease due to currency exchange rates	(1.2)	(2.7)	(1.5)	(5.4)	(0.1)	-	-	(5.5)
Other change	-	-	7.6	7.6	-	-	(0.4)	7.2
Total Change:	**5.8**	**(12.5)**	**6.1**	**(0.6)**	**6.3**	**1.9**	**(0.4)**	**7.2**
Net Sales Three Months Ended December 31, 2016	**$ 151.1**	**$ 192.9**	**$ 69.1**	**$ 413.1**	**$ 47.7**	**$ 55.7**	**$ 22.1**	**$ 538.6**

Change in Net Sales - Year over Year (4Q 2015 over 4Q 2016)

Change in Net Sales - 4Q15 to 4Q16	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended January 2, 2016	**$ 117.1**	**$ 188.5**	**$ 55.9**	**$ 361.5**	**$ 35.1**	**$ 53.8**	**$ 21.8**	**$ 472.2**
Changes:								
Increase/(Decrease) in sales volumes	18.5	22.6	-	41.1	0.2	3.9	-	45.2
Increase/(Decrease) in finished product prices	15.8	(17.2)	-	(1.4)	12.4	(2.0)	-	9.0
Decrease due to currency exchange rates	(0.3)	(1.0)	(0.6)	(1.9)	-	-	(0.1)	(2.0)
Other change	-	-	13.8	13.8	-	-	0.4	14.2
Total Change:	**$ 34.0**	**$ 4.4**	**$ 13.2**	**$ 51.6**	**$ 12.6**	**$ 1.9**	**$ 0.3**	**$ 66.4**
Net Sales Three Months Ended December 31, 2016	**$ 151.1**	**$ 192.9**	**$ 69.1**	**$ 413.1**	**$ 47.7**	**$ 55.7**	**$ 22.1**	**$ 538.6**

(1) Rendering Net Sales- Other category includes hides, pet food, and service charges

(2) Other Net Sales category includes trap services, industrial residual services and organic fertilizer

DARLING INGREDIENTS

13 Fiscal Year End Change in Net Sales – Ended January 2, 2016 over December 31, 2016 Feed Ingredients Segment (1) Rendering Net Sales- Other category includes hides, pet food, and service charges (2) Other Net Sales category includes trap services, industrial residual services and organic fertilizer Fats Proteins Other (1) Total Rendering Used Cooking Oil Bakery Other (2) Total Net Sales Fiscal Year Ended January 2, 2016 539.8$ 828.5$ 244.0$ 1,612.3$ 154.0$ 217.9$ 90.1$ 2,074.3$ Changes: Increase/(Decrease) in sales volumes 41.8 83.3 - 125.1 0.7 10.4 - 136.2 Increase/(Decrease) in finished product prices (5.2) (139.9) - (145.1) 10.6 (7.9) - (142.4) Decr ase due to currency exchange rates (1.8) (2.5) (0.7) (5.0) (0.2) - (0.1) (5.3) Other change - - 25.8 25.8 - - 0.5 26.3 Total Change: 34.8 (59.1) 25.1 0.8 11.1 2.5 0.4 14.8 Net Sales Fiscal Year Ended December 31, 2016 574.6$ 769.4$ 269.1$ 1,613.1$ 165.1$ 220.4$ 90.5$ 2,089.1$ Rendering Sales Change in Fiscal Year End Net Sales 2015 to 2016

14

Jacobsen, Wall Street Journal and Thomson Reuters
Historical Pricing

Comparison	*QTR. Over QTR.* Q3-2016 Avg.	Q4-2016 Avg.	% Change	*Year Over Year* Q4-2015 Avg.	Q4-2016 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$28.59	$30.77	7.6%	$21.18	$30.77	45.3%
Yellow Grease - Illinois / cwt	$24.01	$23.05	-4.0%	$17.86	$23.05	29.1%
Meat and Bone Meal - Ruminant - Illinois / ton	$325.56	$223.24	-31.4%	$249.29	$223.24	-10.4%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$364.37	$281.43	-22.8%	$334.67	$281.43	-15.9%
Poultry By-Product Meal - Pet Food - Mid South / ton	$593.47	$571.09	-3.8%	$469.49	$571.09	21.6%
Feathermeal - Mid South / ton	$432.57	$356.91	-17.5%	$367.06	$356.91	-2.8%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.16	$3.30	4.4%	$3.64	$3.30	-9.3%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$705	$752	6.7%	$563	$752	33.6%
Soy meal - CIF Rotterdam / metric ton	$403	$360	-1.5%	$352	$360	2.3%

2016 Average Jacobsen Prices (USD)

2016 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.	2017 January
Bleachable Fancy Tallow - Chicago Renderer / cwt	$23.53	$27.10	$30.09	$27.07	$32.93	$32.81	$31.64	$32.57	$29.95	$28.00	$28.00	$28.59	$28.43	$32.00	$32.00	$30.77	$29.75	$32.00
Yellow Grease - Illinois / cwt	$19.03	$20.89	$23.51	$21.25	$26.40	$27.56	$25.95	$26.77	$24.54	$23.86	$23.71	$24.01	$23.31	$22.76	$22.96	$23.05	$23.77	$23.42
Meat and Bone Meal - Ruminant - Illinois / ton	$184.74	$198.38	$272.84	$220.98	$314.17	$305.00	$356.59	$328.26	$378.75	$325.98	$272.02	$325.56	$230.00	$219.88	$217.26	$223.24	$274.51	$258.03
Poultry By-Product Meal - Feed Grade - Mid South/ton	$247.11	$235.00	$263.64	$249.10	$308.10	$296.79	$307.73	$305.58	$380.88	$392.83	$313.33	$364.37	$277.50	$277.50	$288.21	$281.43	$300.12	$290.00
Poultry By-Product Meal - Pet Food - Mid South/ton	$498.03	$497.50	$521.48	$506.31	$573.81	$505.83	$588.64	$557.81	$649.38	$596.30	$534.17	$593.47	$533.33	$551.25	$628.45	$571.09	$557.17	$648.68
Feathermeal - Mid South / ton	$255.39	$244.88	$325.45	$277.21	$409.88	$319.05	$342.73	$358.91	$476.88	$452.61	$362.98	$432.57	$325.00	$344.25	$400.95	$356.91	$356.40	$455.00

2016 Average Wall Street Journal Prices (USD)

2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.	January
Corn - Track Central IL #2 Yellow / bushel	$3.58	$3.54	$3.52	$3.55	$3.63	$3.77	$3.85	$3.75	$3.28	$3.09	$3.10	$3.16	$3.28	$3.29	$3.32	$3.30	$3.44	$3.46

2016 Average Thomson Reuters Prices (USD)

European Benchmark Pricing 2016	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.	January
Palm oil - CIF Rotterdam / metric ton	$565	$646	$686	$632	$720	$702	$684	$702	$648	$719	$749	$705	$718	$748	$789	$752	$697.75	$804
Soy meal - CIF Rotterdam / metric ton	$339	$326	$320	$328	$341	$420	$465	$409	$439	$399	$372	$403	$363	$358	$360	$360	$375.08	$371

DARLING INGREDIENTS

Food Segment - Historical

15

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016
Revenue (A)	$293.5	$331.4	$301.4	$322.0	$1,248.3	$270.2	$283.4	$269.2	$272.1	$1,094.9	$247.9	$272.1	$262.0	**$279.9**	$1,061.9
Gross Margin (1)	62.3	65.3	64.2	63.4	255.2	53.5	60.2	54.8	62.9	231.4	62.3	57.8	50.7	**56.7**	227.5
Gross Margin % (1)	21.2%	19.7%	21.3%	19.7%	20.4%	19.8%	21.2%	20.4%	23.1%	21.1%	25.1%	21.3%	19.3%	**20.3%**	21.4%
Operating Income/(Loss) (2)	(12.1)	11.3	14.0	13.7	26.9	10.8	15.5	11.6	23.3	61.2	21.9	19.7	7.9	**11.7**	61.2
Adjusted Operating Income (1)	20.9	14.7	14	13.7	63.3	10.8	15.5	11.6	23.3	61.2	21.9	19.7	7.9	**11.7**	61.2
EBITDA (2)	5.3	30.9	32.6	31.4	100.2	28.0	32.3	28.7	39.1	128.1	38.6	37.4	25.3	**30.0**	131.3
Adjusted EBITDA (1)	$38.3	$34.3	$32.6	$31.4	$136.6	$28.0	$32.3	$28.7	$39.1	$128.1	$38.6	$37.4	$25.3	**$30.0**	$131.3
Adjusted EBITDA/Revenue	13.0%	10.4%	10.8%	9.7%	10.9%	10.4%	11.4%	10.7%	14.4%	11.7%	15.6%	13.7%	9.7%	**10.7%**	12.4%
Raw Material Processed (millions of metric tons)	0.25 (3)	0.27	0.26	0.28	1.06	0.27	0.28	0.26	0.26	1.07	0.27	0.27	0.26	**0.28**	1.08

(1) Has impact of inventory step-up in 1st and 2nd quarter in 2014.
(2) Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures in 2014.

(A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014.








DARLING INGREDIENTS

Fuel Segment - Historical

16

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016
Revenue	$66.7	$77.7	$70.0	$72.2	$286.6	$57.0	$46.5	$59.3	$65.4	$228.2	$55.6	$62.3	$60.4	**$68.8**	$247.1
Gross Margin	15.3	15.9	17.8	10.0	59.0	13.2	6.3	11.4	20.2	51.1	14.9	15.6	14.2	**19.9**	64.6
Gross Margin %	21.1%	20.5%	25.4%	13.9%	20.6%	23.1%	13.5%	19.2%	30.9%	22.4%	26.8%	25.0%	23.5%	**28.9%**	26.1%
Operating Income (1)	2.3	5.2	2.8	10.9	21.2	2.5	2.0	0.2	12.5	17.2	6.1	6.6	6.0	**10.5**	29.2
Adjusted Operating Income (2)	3.5	5.2	2.8	10.9	22.4	2.5	2.0	0.2	12.5	17.2	6.1	6.6	6.0	**10.5**	29.2
EBITDA (2)	9.7	11.1	11.5	16.9	49.2	9.1	8.6	7.0	19.2	43.9	13.0	13.8	12.9	**18.0**	57.7
Adjusted EBITDA (1)	10.9	11.1	11.5	16.9	50.4	9.1	8.6	7.0	19.2	43.9	13.0	13.8	12.9	**18.0**	57.7
Pro forma Adjusted EBITDA (4)	$12.2	$12.3	$13.0	$12.8	$50.4	$10.2	$10.6	$9.1	$14.0	$43.9	$13.0	$13.8	$12.9	**$18.0**	$57.7
Adjusted EBITDA/Revenue	16.3%	14.3%	16.4%	23.4%	17.6%	16.0%	18.5%	11.8%	29.4%	19.2%	23.4%	22.2%	21.4%	**26.2%**	23.4%
Raw Material Processed * (millions of metric tons)	0.23 (3)	0.24	0.26	0.33	1.07	0.30	0.29	0.27	0.31	1.17	0.28	0.30	0.29	**0.31**	1.18

*Excludes raw material processed at the DGD joint venture.

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016
EBITDA (Darling's share)	$9.1	$5.9	$2.9	$63.7	$81.6	$2.3	$7.9	($8.3)	$86.6	$88.5	$9.6	$18.3	$22.5	**$36.7**	$87.2
Pro forma Adjusted EBITDA (4)	$22.9	$24.3	$12.5	$21.8	$81.6	$19.6	$30.2	$11.7	$27.0	$88.5	$9.6	$18.3	$22.5	**$36.7**	$87.2

(1) Exclusive of non-cash inventory step-up and Darling Ingredients International's 13th week in 2014.
(2) Has impact of inventory step-up in 1st quarter and Darling Ingredients Int'l 13th week in 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures 2014.
(4) Pro forma Adjusted EBITDA includes blenders tax credit throughout full years in 2014 and 2015.

(A) Quarters 1, 2 and 3 revenues in 2014 have been adjusted for re-class between sales and cost of sales.








DARLING INGREDIENTS

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at December 31, 2016. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. 17 Non-U.S. GAAP Measures

18

Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA (US$ in thousands)	Three Months Ended - Sequential		Twelve Months Ended - Year over Year	
	December 31, 2016	October 1, 2016	December 31, 2016	January 2, 2016
Net income/(loss) attributable to Darling	$ 40,541	$ 28,694	$ 102,313	$ 78,531
Depreciation and amortization	77,468	70,653	289,908	269,904
Interest expense	22,439	23,867	94,187	105,530
Income tax expense/(benefit)	6,213	(744)	15,315	13,501
Foreign currency (gain)/loss	(387)	(354)	1,854	4,911
Other expense, net	(1,819)	2,007	3,866	6,839
Equity in net (income)/loss of unconsolidated subsidiaries	(32,746)	(18,138)	(70,379)	(73,416)
Net income attributable to noncontrolling interests	1,139	196	4,911	6,748
Adjusted EBITDA	$ 112,848	$ 106,181	$ 441,975	$ 412,548
Acquisition and integration-related expenses	-	-	401	8,299
Pro forma Adjusted EBITDA (Non-GAAP)	$ 112,848	$ 106,181	$ 442,376	$ 420,847
Foreign currency exchange impact (1)	2,481	-	1,980	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 115,329	$ 106,181	$ 444,356	$ 420,847
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 36,721	$ 22,543	$ 87,224	$ 88,494

(1) Foreign currency exchange rates held constant for comparable quarters (€1.00:USD$1.117 rate October 1, 2016 quarter; €1.00:USD $1.108 rate January 2, 2016 twelve months).

Note: See slide 17 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS